Exhibit 22

                  SUBSIDIARIES                            IDENTIFICATION #
                  ------------                            ----------------

                  Omaha Livestock Market, Inc.             47-0582031
                  Sioux Falls Stockyards Company           46-0189565
                  Canal Arts Corporation                   13-3492921

                  DIVISIONS
                  ---------

                  Canal Capital Corporation                51-0102492
                     St. Joseph Stockyards
                   St. Paul Union Stockyards
                     Sioux City Stockyards

                  Note:  All subsidiaries are 100% owned